                                                                    EXHIBIT 4.4

                               SECOND AMENDMENT TO
                  AMENDED AND RESTATED SENIOR LENDING AGREEMENT

         This Second Amendment to that certain Amended and Restated Senior
Lending Agreement dated as of March 1, 1996, as amended by First Amendment dated as of January 26, 1998, by and between Bank of Oklahoma ("BOK"), Bank One,
Oklahoma, N.A. ("Bank One"), First National Bank of Kansas ("Kansas"), LaSalle
Bank National Association ("LaSalle"), Mercantile Bank (formerly Mercantile Bank of Kansas City) ("Mercantile"), Pioneer Financial Services, Inc. ("Pioneer"),
Southwest Bank of St. Louis ("Southwest"), UMB Bank, n.a. ("UMB"), and Union
Bank of California, N.A. ("Union"), all of BOK, Bank One, Kansas, LaSalle,
Mercantile, Southwest, UMB and Union being hereinafter referred to collectively as "Banks", is made by and between Pioneer and the Banks as of this 31st day of
March, 2000.

         WHEREAS, Pioneer and each of the Banks desire to amend the before-described Amended and Restated Senior Lending Agreement which was dated as of March 1, 1996 and was previously amended as of January 26, 1998 (the
"Lending Agreement"); and

         WHEREAS, Pioneer is willing to confirm that all provisions of such before-described Lending Agreement and of all notes, documents evidencing or confirming the grant of liens and security interests and all other related documents, except as otherwise expressly amended by this Agreement, shall remain in full force and effect; and

         WHEREAS, Pioneer and each of the Banks desire that all existing and future extensions of credit by any of the Banks to Pioneer be subject to the terms and conditions of the before-described Lending Agreement as previously amended and as amended by the terms hereof.

         NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Paragraph number 6 of Section VIII entitled, "Consolidated Total
               Indebtedness/Total Required Capital Ratio" is hereby deleted in its entirety.
          2.   Paragraph number 8 of Section VIII entitled, "Delinquency
               Adjusted Leverage Ratio" is hereby deleted in its entirety.
          3.   The number in paragraph 5 of Section VIII of ". . . Four Million
               Five Hundred Thousand Dollars ($4,500,000). . ." is hereby changed to ". . . Nine Million Dollars ($9,000,000) . . ." and
               the date of ". . . September 30, 1992 . . ." in that same
               paragraph is changed to ". . . September 30, 1999. . .".
          4.   The second sentence of paragraph 1 of Section III is hereby deleted in its entirety and replaced with the following: "Unless any of the Banks gives written notice of their objection to the other Banks and to Pioneer prior to December 31 of any calendar year commencing with 1997, the term of this Agreement shall be automatically extended to March 1 of the year immediately
               succeeding the year this Agreement would otherwise terminate."
               The word "then" is hereby inserted immediately prior to the term
               "existing term" in the third sentence of paragraph 1 of Section
               III of the Agreement.

          5.   Paragraph 12(D) of Section I is hereby amended in its entirety to read as follows: "A material breach by Pioneer of any covenant, obligation or requirement contained in Section IX of this
               Agreement and in Section VIII of this Agreement, except
               Paragraphs 4, 5, 6, 7, 8 and 9 of Section VIII, and failure of
               Pioneer after receipt from the Banks of written notice pursuant to Section X2(a) hereof specifying the same, to perform any such covenant, obligation or requirement;"

          6.   Paragraph 1 of Section XIV is hereby amended in its entirety to read as follows:

               1. Notices. All notices hereunder shall, unless otherwise
          specified herein, or unless any party hereto shall subsequently give written notice to the others specifying some other address, be deemed to be given when actually received, or if mailed, three (3) Business
          Days after being deposited postage prepaid in the United States mail, certified mail return receipt requested, addressed to the other parties hereto at their respective present mailing addresses which are:

                           First National Bank of Kansas
                           4650 College Boulevard
                           Overland Park, Kansas 66211
                           Attention:  Jesse West

                           LaSalle Bank National Association
                           135 South LaSalle Street, Room 362
                           Chicago, Illinois 60603
                           Attention:  Terry Keating

                           Bank One, Oklahoma, N.A.
                           100 North Broadway
                           P.O. Box 25848
                           Oklahoma City, Oklahoma 73125
                           Attention:  Mark C. Demos

                           Mercantile Bank
                           6333 Long
                           Shawnee, KS 66216
                           Attention:  Tom Butkus

                           Bank of Oklahoma, N.A.
                           P.O. Box 24128
                           Bank of Oklahoma Plaza
                           Oklahoma City, OK 73124
                           Attention:  Laura Christofferson

                           Pioneer Financial Services, Inc.
                           4233 Roanoke Road
                           Kansas City, Missouri 64111
                           Attention:  Thomas H. Holcom, Jr.

                           Southwest Bank of St. Louis
                           2301 South Kingshighway
                           St. Louis, Missouri 63110
                           Attention:  Andrew S. Hereford

                           UMB Bank, N.A.
                           1010 Grand Avenue
                           Kansas City, Missouri 64106
                           Attention:  Douglas F. Page

                           Union Bank of California, N.A.
                           350 California Street, 6th Floor
                           San Francisco, CA 94104
                           Attention:  Donald H. Rubin

          7.   The references in paragraph 1 of Section X to paragraphs 13(a),
               13(c), 13(e), and 13 (g) of Section I are hereby changed to references to paragraphs 12(a), 12(c), 12(e), and 12(g) of
               Section I.
          8.   The reference in Section XII to paragraph 13 of Section I is hereby changed to reference paragraph 12 of Section I.
          9.   In paragraph 12 of Section MV, the phrase ". . . to the Senior
               Lending Agreement between Pioneer and the Banks dated as of June
               9, 1993 . . ." is hereby changed to read ". . . to the Amended and Restated Senior Lending Agreement between Pioneer and the
               Banks dated as of March 1, 1996. . .".
          10.  Exhibits A through I and K through M to the Lending Agreement are hereby amended in their entirety and replaced with the form of
               Exhibits A through I and K through M attached hereto and
               incorporated herein by reference.
          11.  All terms and conditions of the Lending Agreement and of all notes executed pursuant thereto and all documents executed in connection therewith not expressly amended hereby shall remain in full force and effect as if this Amendment had not been enacted.
          12.  Statutory Statement Disclosure Required by Mo. Rev. Stat. ss.
               432.045. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND
               CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT,
               INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT
               ENFORCEABLE. TO PROTECT YOU, PIONEER, AND US, THE BANKS, FROM
               MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH
               COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE
               COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US,
               EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment to Amended and Restated Senior Lending Agreement as of this 31 day of
March, 2000.

PIONEER FINANCIAL SERVICES, INC.                  UMB BANK, n.a.

By:                                               By:
     -------------------------------------           -------------------------------------
Name:  William D. Sullivan                        Name:   Douglas F. Page
Title: President                                  Title:  Executive Vice President

FIRST NATIONAL BANK OF KANSAS                      BANK ONE, OKLAHOMA, N.A.

By:                                               By:
     -------------------------------------            ------------------------------------
Name:                                             Name:
         ---------------------------------             -----------------------------------
Title:                                            Title:
         ---------------------------------              ----------------------------------

BANK OF OKLAHOMA                                             MERCANTILE BANK

By:                                                By:
     -------------------------------------             ------------------------------------
Name:                                              Name:
         ---------------------------------              -----------------------------------
Title:                                             Title:
         ---------------------------------               ----------------------------------

LASALLE BANK NATIONAL ASSOCIATION                            SOUTHWEST BANK OF ST. LOUIS

By:                                                 By:
   ----------------------------------------             ------------------------------------
Name:                                               Name:
         ----------------------------------              -----------------------------------
Title:                                              Title:
         ----------------------------------               ----------------------------------

UNION BANK OF CALIFORNIA, N.A.

 By:
     ------------------------------------
 Name:
      -----------------------------------
 Title:
       ----------------------------------

                                                                      EXHIBIT A

                                     SECURED
                               REVOLVING GRID NOTE
                        PIONEER FINANCIAL SERVICES, INC.

$_______________ and interest                         _______________, _________

     On Demand, for value received, Pioneer Financial Services, Inc., a Missouri
Corporation, promises to pay to ______________________________________________
(hereinafter called "Bank") or to its order at its main office, in twelve (12)
equal monthly principal payments, the principal sum of the lesser of: (i)
___________________________ dollars or (ii) the unpaid principal amount of all advances made by Bank; together with interest on all principal amounts outstanding hereunder from time to time, from date(s) of disbursement(s) until paid, at the rate of the Bank's per annum (365 day year), adjusted daily, with all accrued interest payable monthly in arrears on the 10th day of each month.
The first installment of principal shall commence on the 10th day of the month following 30 days after demand was made on Maker.

     "Collateral" as used herein shall mean all notes payable to Maker by any and all of its Subsidiaries which are listed on Exhibit D attached to the Senior
Lending Agreement described below and all other Subsidiaries as otherwise defined in said Agreement, and all payments due such Subsidiaries from their customers which have been assigned to Maker by such Subsidiaries pursuant to an
Assignment of Note Payments described below.

     The undersigned Maker hereby grants to Bank a security interest in the
Collateral for the payment of all amounts due under this note and for the payment of all other present and future obligations to the Bank incurred pursuant to the Senior Lending Agreement described below.

     If any of said installments, or any part thereof, is not paid when due and remains unpaid after proper notice thereof is given by Bank to Maker, then the entire indebtedness then remaining unpaid shall, at the option of the holder hereof, and without notice of demand, become immediately due and payable, subject to the terms of the Senior Lending Agreement described below. Any amount not paid shall thereafter bear interest until paid at the rate hereinbefore specified, plus two percent per annum. Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied fast to payment of accrued interest, and then to reduction of the principal sum due hereunder. Any part of the outstanding principal balance hereof may be paid prior to Demand without penalty, and if less than the principal sum stated above is outstanding, the undersigned, may from time to time until Demand receive, but the Bank has no commitment to make, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this note; and provided further, that each and every disbursement made under this Revolving Grid Note shall be at the
Bank's sole discretion. All advances made by Bank to the undersigned and all principal and interest payments thereon shall be recorded on the Schedule of
Disbursements and Payments of Principal; provided, however, that the failure to make such notation shall not affect the obligation of the undersigned Maker to repay the outstanding principal amount of, together with interest on, any advances made by the Bank to the undersigned Maker pursuant to the Senior
Lending Agreement described below; and Bank is

hereby unilaterally authorized to make such notations thereon. The amounts recorded shall be presumptive evidence of the outstanding principal balance of this Revolving Promissory Note.

     This Note is the "Note" referred to in the "Credit Facility Letter" dated
______________, _________, and is one of the Revolving Grid Notes referred to in the Amended and Restated Senior Lending Agreement dated March 31, 2000, among
Maker, the Bank, and certain other financial institutions.

                                  PIONEER FINANCIAL SERVICES, INC.
                                  a Missouri Corporation (Maker)

                                  By:
                                     -------------------------------------------
                                  4233 Roanoke Road
                                  Kansas City, MO 64111-4076
                                  Tax Identification No. 44-0607504

Note No. _________

                        PIONEER FINANCIAL SERVICES, INC.
                             a Missouri corporation

-------------- -------------- ------------- --------------- --------------------- ---------------- ----------------- -------------------
                   DATE                                                              AMOUNT OF          UNPAID
                 INTEREST       INTEREST                    AMOUNT OF PRINCIPAL      PRINCIPAL        PRINCIPAL         DISBURSEMENT
    DATE          PAID TO         RATE      INTEREST PAID       DISBURSEMENT          PAYMENT          BALANCE          APPROVED BY
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                                                                    EXHIBIT B

                             SECURED AMORTIZING NOTE
                        PIONEER FINANCIAL SERVICES, INC.
                                   SENIOR NOTE

$_______________ and interest                      _______________, _________

     FOR VALUE RECEIVED, PIONEER FINANCIAL SERVICES, INC. promises to pay_____________________________________ (Bank) at its main office, or to its order, the principal sum of Dollars, together with interest on the unpaid principal balance from the date of this note until paid, at the rate of percent per annum. This note shall be payable as follows: (i) For the period commencing with the date of this note and extending to , accrued interest only (360 day year) is payable monthly at the above rate, on the 10th day of each month, and
(ii) for the period commencing , principal and interest (360 day year) shall be payable, in _____ consecutive monthly installments of Dollars ($__________)
each, the first to become due on and on the 10th day of each month thereafter until the indebtedness evidenced by this note is fully paid; provided, however, the final maturity date of this note shall be . Any amount not paid when due shall thereafter bear interest until paid at the rate herein before specified, plus two percent annum. Unless Bank, in its sole discretion, may from time to time otherwise direct, all payment shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder.

     "Collateral" as used herein shall mean all notes payable to Maker by any and all of its Subsidiaries which are listed on Exhibit D attached to the Senior
Lending Agreement described below and all other Subsidiaries as otherwise defined in said Agreement, and all payments due such Subsidiaries from their customers which have been assigned to Maker by such Subsidiaries pursuant to an
Assignment of Note Payments described below.

     The undersigned Maker hereby grants to Bank a security interest in the
Collateral for the payment of all amounts due under this note and for the payment of all other present and future obligations to the Bank incurred pursuant to the Senior Lending Agreement described below.

     The Maker will not prepay more than two scheduled payments of the principal amount of this note, unless the Net Receivables owned by the Maker at the end of any month are less than 70 percent of the greatest amount of net consolidated
Net Receivables outstanding at any quarter end during the term of this note, except as otherwise provided under the provisions of paragraph 1 of Section III of the Amended and Restated Senior Lending Agreement dated March 31, 2000.

     This Note is the "Note" referred to in the "Credit Facility Letter" dated
__________, ______, and is one of the Amortizing Notes referred to in the
Amended and Restated Senior Lending Agreement dated March 31, 2000, among Maker, the Bank, and certain other financial institutions.

                                   PIONEER FINANCIAL SERVICES, INC.
                                   a Missouri Corporation (Maker)

                                   By:
                                      ------------------------------------------
                                   4233 Roanoke Road
                                   Kansas City, MO 64111-4076
                                   Tax Identification No. 44-0607504

Note No. _________

                                                                    EXHIBIT C

                          SECURED SINGLE PAY TERM NOTE
                        PIONEER FINANCIAL SERVICES, INC.

$_______________ and interest                        _______________, _________

     FOR VALUE RECEIVED, PIONEER FINANCIAL SERVICES, INC., a Missouri
corporation, promises to pay to __________________________________________
(herein the "Bank"), or order, on the Single Pay Note Expiry Date shown in the
Credit Facility Letter described below, the principal amount of
_______________________________________ ($___________) or such lesser aggregate amount of advances as have been made by Bank pursuant to the Credit Facility
Letter described below and which remain outstanding, which amount shall be due and payable in lawful money of the United States of America in immediately available funds. Maker further promises to pay interest and principal when due, to the Bank at _________________________________ the Bank's office located at or such other office of the Bank as the Bank may direct in writing.

     The undersigned further promises to pay interest on the unpaid principal balance from the date hereof until paid in full at the rates and at the times as follows:

     An advance will bear interest _____________________________, as determined by the Bank (on the bases of a 365 day year), in its sole discretion for fixed periods selected by the Maker (but not to exceed the Expiry Date). Interest is payable monthly in arrears on the tenth day of each month, or on the date of any payment or part payment of any advance. Any amount which is not paid when due hereunder shall bear interest until paid in full at the Bank's prime rate of interest plus two percent per annum.

     "Collateral" as used herein shall mean all notes payable to Maker by any and all of its Subsidiaries which are listed on Exhibit D attached to the Senior
Lending Agreement described below and all other Subsidiaries as otherwise defined in said Agreement, and all payments due such Subsidiaries from their customers which have been assigned to Maker by such Subsidiaries pursuant to an
Assignment of Note Payments described below.

     The undersigned Maker hereby grants to Bank a security interest in the
Collateral for the payment of all amounts due under this note and for the payment of all other present and future obligations to the Bank incurred pursuant to the Senior Lending Agreement described below.

     All advances made by the Bank to the undersigned pursuant to the Credit
Facility Letter and all payments and prepayments made on account of the principal balance hereon may be recorded by the Bank on the schedule annexed hereto, provided, however, that the failure to make a notation shall not affect the obligation of the undersigned hereunder with respect to payments or principal or interest on this Note and provided, further, that Bank shall provide a written notice and photocopy of such notations simultaneously to
Maker.

     The Maker may only prepay an advance at the end of the applicable fixed period except as otherwise provided herein and except as otherwise provided under the provisions of paragraph 1 of Section III of the Amended and Restated
Senior Lender Agreement dated March 31, 2000.

In the event that the Maker does repay an advance on a day other than the last day of a fixed period, the Maker shall promptly reimburse the Bank for all reasonably demonstrated losses and expenses incurred in liquidating or employing deposits obtained from third parties to make or maintain the advance or any part thereof. Amounts which are repaid may be re-borrowed, subject to the terms and conditions of the Credit Facility Letter.

     This Note is the "Note" referred to in the "Credit Facility Letter" dated
_______________, __________, and is one of the Single Pay Term Notes referred to in the Amended and Restated Senior Lending Agreement dated March 31, 2000, among
Maker, the Bank, and certain other financial institutions.

EXPIRY DATE:_____________                     PIONEER FINANCIAL SERVICES, INC.
                                              a Missouri Corporation (Maker)

                                              By:
                                                 -------------------------------

                                              4233 Roanoke Road
                                              Kansas City, MO 64111-4076
                                              Tax Identification No. 44-0607504

Note No. _________

                                                                      EXHIBIT D

                  PIONEER FINANCIAL SERVICES SUBSIDIARY LISTING
                            (Operating Subsidiaries)
                              as of March 31, 2000

                   Pioneer Military Lending of Colorado, Inc.

                    Pioneer Military Lending of Kansas, Inc.

                   Pioneer Military Lending of Louisiana, Inc.

             Pioneer Military Lending, Inc., a Nebraska Corporation

                   Pioneer Military Lending of Missouri, Inc.

                   Pioneer Military Lending of Oklahoma, Inc.

                    Pioneer Military Lending of Georgia, Inc.

                   Pioneer Military Lending of Tennessee, Inc.

                 Military Acceptance Corporation of Nevada, Inc.

                    Pioneer Military Lending of Nevada, Inc.

                       Pioneer Lending of Washington, Inc.

                                                                   EXHIBIT E

                         SUBSIDIARY REVOLVING GRID NOTE

$_______________ and Interest                      _______________, _________

PAYMENTS, DISBURSEMENTS AND INTEREST

     FOR VALUE RECEIVED, the undersigned "Maker" promises to pay to the order of
Pioneer Financial Services, Inc., a Missouri corporation, (hereinafter called
"Lender"), at its main office, on demand, but if no demand is made then on
______________, _____, the principal sum of ____________________________________
or such other lesser amount as shall be noted on the Schedule of Disbursements and Payments of Principal included herein or attached hereto pursuant to the authority set forth herein, together with interest on the unpaid principal balance hereof from time to time outstanding from date(s) of disbursement(s)
until paid, at the rate of nine percent per annum with all interest calculated and payable monthly in arrears, based on the month-end balance. Unless Lender, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder. This note shall bear interest after maturity, whether by reason of acceleration or otherwise, at a rate of interest equal to two percent (2%) in excess of the rate stated above until paid in full, and such interest shall be compounded annually if not paid annually. Any part of the outstanding principal balance hereof may be paid prior to maturity and if less than the full amount due hereunder is paid, the undersigned may from time to time until maturity receive, but the Lender has no commitment to make, further disbursements hereunder; provided, however; the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this Note; and provided further, that each and every disbursement made under this Subsidiary Revolving Grid Note shall be at the Lender's sole discretion. In the event the undersigned pays any part of the principal balance hereof prior to maturity or, in accordance with the terms hereof, receives any additional disbursements of principal hereunder, the principal amount due hereunder shall presumptively be the last amount stated to be the Unpaid Principal Balance of
Note on the Schedule of Disbursements and Payments of Principal, and the
undersigned hereby authorize(s) the Lender to make notations on the Schedule of
Disbursements and Payments of Principal (or Lender's computer-generated grid)
from time to time to evidence payments and disbursements hereunder.

COLLATERAL

     The term "Collateral" as used herein includes (but without limitation) all of the property listed below now owned and hereafter acquired, all proceeds and products thereof, and all accessions thereto.

     Description of Collateral: All cash, deposit accounts, notes receivable, accounts receivable, Assignment of Note Payments, reserve for loss and dealer reserve for loss.

GRANT OF SECURITY INTEREST

     The Maker hereby grants to Lender a security interest in the Collateral and pledges and assigns the Collateral to Lender for the payment of all amounts due under this Note, and all renewals and extensions thereof, and for the payment of all other present and future obligations to the holder, direct or contingent, secured or unsecured, whether or not due, of Maker (all of which amounts and obligations are hereinafter referred to as "Secured Obligations"), and Lender may accordingly retain the Collateral or any part thereof as security after the payment of all amounts due under this Note. The Maker agrees to give to Lender upon Lender's request, from time to time, such other and further security as
Lender, in its sole discretion, may deem necessary or appropriate, such additional security to become "Collateral" under the provisions hereof.

RIGHTS RESPECTING COLLATERAL

     After maturity, the holder may (1) transfer all or any part of the
Collateral into the name of the holder hereof or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder; (2) notify the parties obligated on any of the Collateral to make payment to the holder hereof of any amounts due or to become due thereunder; (3)
enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness secured thereby; (4) take control of any proceeds of the Collateral; (5) endorse any Collateral in the name of Maker whenever, in the opinion of the holder, such endorsement may facilitate the handling of, or realization upon, the Collateral, and an irrevocable power of attorney therefor is hereby granted to the holder hereof, however, any such action must comply fully with the Assignment of Note
Payments and Senior Lending Agreement executed by Lender if holder is other than
Lender.

     The Maker hereby agrees to take any and all steps necessary to preserve any rights in the Collateral against prior parties and the holder hereof shall not be bound to take any such steps. Notwithstanding any other provisions herein, the Maker shall not give, transfer, sell, encumber or otherwise dispose of any of the Collateral, or any interest therein, without Lender's advance written consent.

ACCELERATION AND EVENTS OF DEFAULT

     Without limitation on the demand maturity of this Note, the holder may, without demand or notice of any kind, declare this Note and any other of the
Secured Obligations immediately due and payable in full at any time that the holder deems itself insecure for any reason whatsoever in respect of any Secured
Obligation. Upon the occurrence of any of the following events of default: (1)
failure of Maker to pay or perform any other obligation of the Maker; (2)
dissolution of, or termination of existence of the Maker; (3) the failure of the
Maker to pay debts as they mature; (4) appointment of a receiver of or for any part of the property of the Maker, an assignment for the benefit of creditors by the Maker; or the commencement of any proceedings under bankruptcy or insolvency laws by or against the Maker then this Note and all other obligations of the
Maker to the holder hereof shall immediately become due and payable in full without notice or demand; provided, however, that all such actions must be in accordance

with Senior Lending Agreement dated June 9, 1993, March 1, 1996, or March 31,
2000, as the case maybe, among Lender and certain Banks therein listed if holder is other than Lender.

MISSOURI LAW

     The interpretation of this instrument and the rights and remedies of the parties hereto shall be governed by the laws of the State of Missouri.

COLLECTION EXPENSES

     To the extent permitted by applicable law, the undersigned agrees to pay all expenses of the holder in collecting this Note and enforcing rights respecting and realizing upon any of the Collateral, including reasonable attorneys' fees.

NO WAIVERS

     Any failure by the holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

HEADINGS

     All headings or titles appearing in this Note are used as a matter of convenience only and shall not affect the interpretation of the provisions hereof.

ASSIGNMENT

     Lender may assign this Note together with all Collateral and all rights hereunder without notice to or consent of the undersigned.

Dated:
       ------------------         ----------------------------------------------

                                  By:
                                       -----------------------------------------
                                  Name:
                                         ---------------------------------------
                                  Title:
                                          --------------------------------------

                                                                       EXHIBIT F

                             CREDIT FACILITY LETTER

The undersigned bank, as of the date hereof, expects to offer a maximum aggregate credit facility of $ ("Credit Facility") during the next twelve months to Pioneer Financial Services, Inc., a Missouri corporation, which shall be subject to all terms and conditions of that certain Amended and Restated Senior
Lending Agreement dated March 31, 2000 (the "Agreement"). The terms hereof are hereby incorporated by reference into the Agreement, reference to which is made for a full statement of all terms thereof. The specific terms of the Credit
Facility are as follows:

Lender:
                  -----------------------------------------------------
                  -----------------------------------------------------
                  ---------------------------------------- (the "Bank")
                  ----------------------------------------

Borrower:         Pioneer Financial Services, Inc.
                  4233 Roanoke Road
                  Kansas City, MO 64111 (the "Borrower")

Drawings: This Credit Facility is available through _________, 20___, unless terminated earlier pursuant to the terms of the Agreement. All proceeds will be transmitted to a specified bank and account number for the Borrower and initially that will be UMB Bank, n.a. in Account No. 9801049275.

Facility: Revolving Grid Note:                $
                                               ---------------------------------
          Revolving Grid Note Pricing:
                                              ----------------------------------
          Revolving Grid Note Maturity:
                                              ----------------------------------
          Amortizing Note(s) Funded:          $
                                               ---------------------------------
          Amortizing Note(s) Unfunded:        $
                                               ---------------------------------
          Amortizing Note(s) Pricing:
                                              ----------------------------------
          Single Pay Term Note Amount:
                                              ----------------------------------
          Single Pay Term Note Expiry Date:
                                              ----------------------------------

We appreciate this opportunity to provide this statement of present expectations in support of your financial requirements. Your acceptance of any credit which may be extended by the undersigned constitutes a certification that all warranties and representations in Section II of the Agreement are true as of the date of the extension of any such credit and that Pioneer, as of such date, is not in default under the terms of such Agreement. By delivery of this Credit
Facility Letter to you, the undersigned does not commit or otherwise obligate itself to extend to you any credit described in the Credit Facility.

                                       -----------------------------------------
                                       Bank Name

Dated:                                 By:
        ---------------------             --------------------------------------
                                       Name
                                           -------------------------------------
                                       Title
                                            ------------------------------------

                                                                       EXHIBIT G

                        PIONEER FINANCIAL SERVICES, INC.
                             A Missouri corporation
                  4233 Roanoke Road, Kansas City, MO 64111-4076

 Compliance Certificate for Amended and Restated Senior Lending Agreement Dated March 31, 2000
                       Calculation Date: December 31, 1999

                           REQUIREMENTS AND LIMITATIONS
                                                                                                 ACTUAL             PERMITTED
                                                                                                 ------             ---------
  (1)    Senior Indebtedness/Tangible Net Worth.........................................        2.45 to 1           4.75 to 1
  (2)    Senior Indebtedness/Net Receivable Ratio.......................................          67.58%                80%
  (3)    Loans or advances to stockholders, officers or employees.......................             NONE    $         50,000
  (4)    Indebtedness of Any Branch Over $50,000........................................   $         NONE    $         50,000

                              CAPITAL RESERVE CALCULATIONS                                             REQUIRED

  (1)    Consolidated capital stock, preferred stock and earned surplus of the
         company........................................................................   $   12,013,265
  (2)    Unpaid balance on "270-day" delinquent accounts................................   $            0
  (3)    Total Required Capital.........................................................   $   12,013,265    $       8,028,825
  (4)    Junior Subordinated Indebtedness...............................................   $   18,119,068
  (5)    Senior Subordinated Indebtedness...............................................   $         NONE
  (6)    Loan loss reserve..............................................................   $    3,530,868    $       3,300,868
  (7)    Dealer loss reserves...........................................................   $    1,399,900
                    SUBTOTAL............................................................   $   35,063,101
         Less:  "90-day" recency delinquent accounts....................................   $    3,911,300
         Tangible Net Worth.............................................................   $   31,151,801
  (8)    Delinquency Adjusted Capital...................................................   $   13,032,733
  (9)    Loan Loss Reserve/Net Receivables Ratio........................................           3.13%               2.00%
                                     INDEBTEDNESS CALCULATION
  (1)    Short Term Notes due Bank......................................................   $    6,574,917
  (2)    Short Term Notes due Affiliates................................................   $      116,420
  (3)    Short Term Notes due Others....................................................   $            0
  (4)    Senior Term Notes..............................................................   $   69,636,624
  TOTAL SENIOR INDEBTEDNE.............................................................     $   76,327,961
  TOTAL INDEBTEDNESS..................................................................     $   94,447,029

I, the undersigned Chief Financial Officer of the company, hereby state that the above information is true and correct. I am not aware of any Event of Default on the above-referenced note that exists on the date this Certificate of Compliance is signed.

---------------------------------------------                   ----------------
Thomas H. Holcom Jr., Chief Financial Officer                   Date

                                                                      EXHIBIT H
                              QUARTERLY CERTIFICATE
             FOR THE CALENDAR YEAR ENDED:__________________________

1.       EXECUTED REVOLVING GRID NOTES:

                                                           Principal Amount
Bank                         Maximum Amount Authorized        Outstanding        Note Numbers
------------------------------------------------------------------------------------------------

2.       EXECUTED AMORTIZING NOTES:

Bank                               Original Principal      Outstanding
                Note No/Date              Amount          Principal Amount    Note Maturity Date
------------------------------------------------------------------------------------------------

3.       AMORTIZING NOTES - UNFUNDED EXPECTED AVAILABILITY

Bank                                   Unfunded Amounts                  Schedule
-------------------------------------------------------------------------------------------------

4.       EXECUTED SINGLE PAY TERM NOTES - UNFUNDED EXPECTED AVAILABILITY

                                                                               Amount of Unfunded
                                                                                   Expected
Bank            Note No/Date         Principal Amount        Maturity Date       Availability
--------------------------------------------------------------------------------------------------

         This certificate is executed this _____ day of ___________________,
______ pursuant to paragraph VIII(10) of that certain Amended and Restated
Senior Lending Agreement dated March 31, 2000.

                             PIONEER FINANCIAL SERVICES, INC.
                             a Missouri corporation

                             By:
                                 -----------------------------------------------
                             Name:
                                   ---------------------------------------------
                             Title:
                                    --------------------------------------------

                                                                    EXHIBIT I
                              FORM OF AMENDMENT TO
                           SENIOR LENDING AGREEMENT TO
                    ADD BANKS OR OTHER FINANCIAL INSTITUTIONS

Amendment No.     to Senior Lending Agreement

     This Amendment to that certain Amended and Restated Senior Lending
Agreement dated March 31, 2000, a copy of which is attached hereto (hereinafter referred to as the "Senior Lending Agreement") is made __________, _____ by and between all banks or other financial institutions which are as of the date hereof parties to the Senior Lending Agreement; Pioneer Financial Services, Inc.
(hereinafter referred to as "Pioneer") and ________________________, a
__________________, corporation with offices located at _______________________
(hereinafter referred to as "New Bank").

     WHEREAS, Pioneer has requested New Bank to extend credit to it and New Bank is willing to extend such credit; and

     WHEREAS, Pioneer is prohibited from receiving credit from New Bank unless
New Bank becomes a party to the Senior Lending Agreement; and

     WHEREAS, New Bank desires to become a party to the Senior Lending
Agreement.

     NOW, THEREFORE, in consideration of the mutual agreement of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by and between Pioneer, New Bank and all of the banks and financial institutions which are presently parties to the Senior Lending
Agreement as follows:

     1. The Senior Lending Agreement is hereby amended pursuant to Section XI thereof to add New Bank as a party thereto on the eleventh (11th) business day following delivery by Pioneer of a copy hereof executed by both Pioneer and New
Bank to each of the banks and financial institutions which are presently parties to the Senior Lending Agreement if none of said banks or financial institutions objects to New Bank becoming a party to the Senior Lending Agreement.

     2. Upon the effective date hereof which shall be determined by paragraph 2 of Section XI of the Senior Lending Agreement, New Bank agrees to be bound by all terms and conditions of the Senior Lending Agreement and further agrees that all credit which is extended by New Bank to Pioneer shall be subject to all terms and agreements of the Senior Lending Agreement.

     3. Section I of the Senior Lending Agreement is hereby amended to add a new paragraph numbered ____ which shall state the following: "_____________" shall mean ________________________________ of __________________________.

     4. Paragraph 4 of Section I of the Senior Lending Agreement is hereby amended to add New Bank within the definitions of "Banks".

     5. Paragraph 1 of Section XIV of the Senior Lending Agreement is hereby amended to add the following: "_____________________________
                               _____________________________
                               _____________________________"

     6. All of the terms of the Senior Lending Agreement, unless expressly amended hereby, shall remain in full force and effect as if this Amendment had not been adopted.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the
Senior Lending Agreement as of the day and year first written above.

                               PIONEER FINANCIAL SERVICES, INC.
                               a Missouri corporation

                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------

                               -------------------------------------------------

                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------

                                                                     EXHIBIT J

                           ASSIGNMENT OF NOTE PAYMENTS

     This Assignment of Note Payments, made as of this 9th day of June, 1993
("Assignor") to Pioneer Financial Services, Inc. ("Assignee").

     In consideration of the outstanding indebtedness of Assignor to Assignee and future loans which may be made by Assignee to Assignor, this Assignment is made to Assignee, and its successors and assigns, as security for the payment of all loans from Assignee to Assignor whether now or hereafter existing and for the performance and observance of all other obligations of the Assignor to the
Assignee now existing or hereafter created. Assignor does hereby sell, assign, transfer and set over to Assignee, its successors and assigns, and grant a security interest to Assignee, its successors and assigns in all payments which are or may be due to Assignor froth Assignor's customers, whether or not any of such obligations are evidenced by a promissory note, together with all of
Assignor's rights to collect such payments at any time and from time to time hereafter. The acceptance of this Assignment and the collection of the payments and obligations of Assignor's customers shall not constitute a waiver of any rights of the Assignee to the provisions of any note given by Assignor to
Assignee" or any other document given by Assignor to Assignee which evidences any obligation of Assignor to Assignee. Before or after maturity, whether by acceleration or otherwise, of any note or other obligations of the Assignor to the Assignee, the Assignee, its successors or its assigns, may notify the customers of the Assignor which are obligated to make payments to the Assignor to make all such payments directly to the Assignee or to its successors or assigns, as the case may be. The Assignee, its successors and assigns, may enforce collection of any such payments by suit or otherwise and surrender, release or exchange all or any part of, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness of such customers and an irrevocable power of attorney therefor is hereby granted to each of the Assignee and its successors and assigns.

     Assignee, its successors and assigns, shall not in any way be responsible for the failure of the Assignor to perform any of the Assignor's obligations to its customers and Assignor hereby agrees to hold Assignee and its successors and assigns harmless from any such obligations, none of which are accepted by
Assignee, its successors and assigns.

     Assignor will, upon the request of Assignee or its successors or assigns, execute any and all other instruments and documents necessary to further carry these presents into effect or to accomplish any other purpose necessary or appropriate in connection with this Assignment.

     The payment obligations of Assignor's customers to it and any and all notes or other documents evidencing the same shall not at anytime be sold, assigned, transferred or set over by Assignor nor shall Assignor at any time allow the same to become subject to any lien or encumbrance except a lien or encumbrance in favor of Assignee or its successors or assigns.

     Upon request, Assignor agrees to deliver into the possession of Assignee all notes and other documents evidencing all obligations of its customers to
Assignor. The enforcement and implementation, both presently and prospectively, of this Assignment by Assignee, its successors

and assigns, shall not, and Assignor hereby further covenants and agrees that the exercise of the rights of Assignee, its successors and assigns, under this
Assignment shall in no manner, be dependent upon, affect, impair or restrict the rights of the Assignee, its successors and assigns, under any other document evidencing any obligations of Assignor to Assignee. This Assignment, together with all of the covenants and warranties herein contained, shall inure to the benefit of the Assignee, its successors and assigns, and Assignee may unconditionally assign all of its rights under this Assignment to any person or entity at any time without any prior notice to Assignor. Upon any assignment of the rights of Assignee hereunder to any person or entity, any such person or entity receiving the assignment of all of Assignee's rights hereunder shall be entitled to unconditionally exercise all rights of Assignee hereunder and receive all benefits which Assignee was previously entitled to receive hereunder.

     This Assignment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same agreement.

     This Assignment shall be deemed to be made under and shall be interpreted under the laws of the state of Missouri.

     IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR

                                         By_____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

     The undersigned, Pioneer Financial Services, Inc. accepts the foregoing
Assignment on the terms and conditions stated therein as of this 9th day of
June, 1993.

ASSIGNEE                                 PIONEER FINANCIAL SERVICES, INC.
                                         a Missouri corporation

                                         By_____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

     Pioneer Financial Services, Inc. hereby assigns all of its rights hereunder as of this 9th day of June, 1993 to United Missouri Bank, N.A., as Agent of all
fiduciary institutions that certain Senior Lending Agreement dated June 9, 1993 to which it and all of such financial institutions are parties.

                                         PIONEER FINANCIAL SERVICES, INC.
                                         a Missouri corporation

                                         By_____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                                                      EXHIBIT K

                                OTHER SENIOR DEBT

NON-CONFORMING TO AMENDED AND RESTATED SENIOR LENDING AGREEMENT DATED AS OF
MARCH 31, 2000.

(Complete listing of financial institutions not adopting the Senior Lending
Agreement.)

         There is no other Senior Debt which is non-conforming to the Amended and Restated Senior Lending Agreement.

                                                                     EXHIBIT L

                               INTERESTED PARTIES
                                 MARCH 31, 2000

First National Bank of Kansas                     Pioneer Financial Services, Inc.
4650 College Boulevard                            4233 Roanoke Road
Overland Park, Kansas 66211                       Kansas City, Missouri 64111
Attention:  Jesse West                            Attention:  Thomas H. Holcom, Jr.

LaSalle Bank National Association                 Southwest Bank of St. Louis
135 South LaSalle Street, Room 362                2301 South Kingshighway
Chicago, Illinois 60603                           St. Louis, Missouri 63110
Attention:  Terry Keating                         Attention:  Andrew S. Hereford

Bank One, Oklahoma, N.A.                          UMB Bank, N.A.
100 North Broadway                                1010 Grand Avenue
P.O. Box 25848                                    Kansas City, Missouri 64106
Oklahoma City, Oklahoma 73125                     Attention:  Douglas F. Page
Attention:  Mark C. Demos

Mercantile Bank                                   Union Bank of California
6333 Long                                         350 California Street, 11th Floor
Shawnee, KS 66216                                 San Francisco, CA 94101
Attention:  Tom Butkus                            Attention:  Donald H. Rubin

Bank of Oklahoma, N.A.
P.O. Box 24128
Bank of Oklahoma Plaza
Oklahoma City, OK 73124
Attention:  Laura Christofferson

              Incorporated under the laws of the State of Missouri
                           PIONEER FINANCIAL SERVICES
                                      Inc.
                          Junior Subordinated Debenture
Amount $"AMOUNT"                                                NO. "DEBEN NO."

For value received the Pioneer Financial Services, Inc. (hereinafter called
Company) promises to pay at its Home Office in Kansas City, Missouri to the
order of "REGISTRATION"
"ADDRESS, IRA #"
on the maturity date, together with the interest at the rate and when due, all as follows:

 Issue Date     Amount      Term       Maturity Date    Interest Rate    Interest Due   Interest Payment
 ----------     ------      ----       -------------    -------------    ------------   ----------------
"ISSUE DATE"  $"AMOUNT"  "TERM" mos    "MATURE DATE"     "INT RATE"%      "INT DUE"       "INT PAYMENT"

     This Debenture is one of an authorized issue of Junior Subordinated
Debentures to be issued by the Company. The name of the person to whom this
Debenture shall be originally issued and the name of each transferee hereof shall be registered on the Books of the Company. No transfer hereof shall be valid unless made on the Company books as directed by the registered holder in person or by his duly authorized attorney. The registered holder hereof shall be deemed and treated as the owner hereof for all intents and purposes and the
Company shall not, in any way, be affected by any notice to the contrary. The
Company shall have the privilege of prepaying this instrument, without penalty or premium, upon 30 days prior written notice mailed or delivered to the registered holder hereof according to the records of the Company at holder's address on said records and no interest shall accrue after the prepayment date.
If less than all of the outstanding Debentures are to be redeemed, the
Debentures to be redeemed shall be determined by the Board of Directors of the
Company.

     If this Debenture is issued in the names of the registered holders as joint tenants, the Company may recognize a transfer or re-registration of the ownership of this Debenture upon the signature of one of such joint tenants, and the Company shall not be liable to the other joint tenants for any registration or other transfer effected upon the signature of one of such joint tenants.

     This Debenture is issued subject to the following subordination provisions, and each person holding this Debenture whether upon original issue or transfer or renewal or assignment thereof, accepts and agrees to be bound by said provisions as follows, to wit:

     The indebtedness evidenced by this Debenture, and any renewals or extensions thereof, shall be subordinate and junior in right of payment, in all respects, to all Superior Indebtedness (which shall mean all indebtedness of the
Company for money borrowed which is not expressed to be subordinate or junior to any other indebtedness of the Company) and Subordinated Indebtedness (which shall mean all indebtedness of the Company for borrowed money which is expressed to be subordinate and junior to all Superior Indebtedness of the Company but not to any other indebtedness of the Company) and Series A Subordinated Indebtedness
(which shall mean all indebtedness of the Company for borrowed money which is expressed to be subordinate and junior to all Superior Indebtedness and
Subordinated Indebtedness of the Company but not to any other indebtedness of the Company) of the Company, whether outstanding at the date hereof or hereafter incurred.

Without limiting the effect of the foregoing, "subordinate" and "junior" as used herein shall include within their meanings the following: (i) that in the event of any insolvency or bankruptcy proceedings, and in any receivership, liquidation, reorganization or other similar proceedings in connection therewith relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all principal and interest, including interest after the commencement of any such proceeding at a rate specified in the applicable indebtedness, whether of not such interest is an allowable claim in any proceeding, on all Superior
Indebtedness and Subordinated Indebtedness and Series A Subordinated
Indebtedness (hereinafter called Prior Debt), and all post petition attorney's fees and other collection costs incurred by the holders of all Prior Debt, shall first be paid in full, or such payment be provided for, before any payment on account of principal or interest is made upon the indebtedness evidenced by this
Debenture, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of this Debenture shall be paid or delivered directly to the holders of such Prior Debt for application in payment thereof, unless and until such Prior Debt shall have been paid and satisfied in full or such payment and satisfaction shall have been provided for; provided, however, the foregoing provisions are subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred herein upon the Prior
Debt and the holders thereof with respect to the junior subordinated indebtedness represented by this Debenture and the holders thereof by a lawful plan of reorganization under the applicable bankruptcy law; and (ii) in the event that this Debenture is for any reason declared due and payable by any holder or holders prior to its expressed maturity date (under circumstances when the provisions of the foregoing clause (i) shall not be applicable) then the holder of this Debenture shall be entitled to payment only after there shall first have been paid in full the Prior Debt outstanding at the time this
Debenture so becomes due and payable because of such event of default, or such payment shall have been provided for. No present or future holder of Prior Debt shall be prejudiced in his right to enforce subordination of this Debenture by an act or failure to act on the part of the Company. The provisions of this section are solely for the purpose of defining the relative rights of the holders of Prior Debt on the one hand, and the holder of this Debenture on the other hand and nothing herein shall impair, as between the Company and the holder of any Debenture, the obligation of this Company which is unconditional and absolute, to pay to the holder thereof the principal and interest thereon in accordance with its terms; nor shall anything herein prevent the holder of this
Debenture from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights, if any, under this section of holders of Prior Debt to receive cash, property or securities otherwise payable or deliverable to the holder of this Debenture.

     Any one of the following shall constitute an event of default as to this
Debenture: If the Company ceases doing business; if any installment of principal or interest on this Debenture is not paid within ten (10) days after written notice from the registered holder of such non-payment; or bankruptcy, reorganization or insolvency proceedings. If an event of default as herein defined occurs, the Company agrees to give the registered holder of this
Debenture, upon request, the names and addresses of all registered Debenture holders.

     This Debenture will automatically renew for additional terms ("Extension
Term") each equal in length to the original term, unless and until the registered holder has requested payment in writing on or prior to a maturity date. Interest for each Extension Term shall accrue at the rate being offered by the Company on newly issued Debentures of like denomination and maturity at the time of commencement of such Extension Term. The Company reserves the right to issue and sell other Debentures having equal rank and priority with this
Debenture.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed in its corporate name by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, this "DAY" day of "MONTH", "YEAR".

                                              PIONEER FINANCIAL SERVICES

Attest___________________________             By:______________________________
                                                       President
(Seal)